Exhibit 1.1
TERMS AGREEMENT
January 23, 2007
Apache Corporation
One Post Oak Central
2000 Post Oak Boulevard
Suite 100
Houston, Texas 77056-4400
Attention: Vice President and Treasurer
Ladies and Gentlemen:
     The undersigned underwriters (the “Underwriters”) understand that Apache Corporation (the “Company”) proposes to issue and sell $500,000,000 aggregate principal amount of its 5.625% Notes due 2017 (the “2017 Notes”) and $1,000,000,000 aggregate principal amount of its 6.000% Notes due 2037 (the “2037 Notes” and, together with the 2017 Notes, the “Offered Securities”). Subject to the terms and conditions set forth herein or incorporated by reference herein, the Underwriters offer to purchase, severally and not jointly, the principal amount of Offered Securities set forth below opposite their respective names at 99.254% of the principal amount of the 2017 Notes and at 98.426% of the principal amount of the 2037 Notes, respectively, in each case together with accrued interest thereon from January 26, 2007 to the Closing Time:

	Principal	Principal
	Amount of	Amount of
Underwriter	2017 Notes	2037 Notes
Banc of America Securities LLC	$160,000,000	$320,000,000
J.P. Morgan Securities Inc.	160,000,000	320,000,000
BMO Capital Markets Corp.	30,000,000	60,000,000
BNP Paribas Securities Corp.	30,000,000	60,000,000
Deutsche Bank Securities Inc.	30,000,000	60,000,000
Greenwich Capital Markets, Inc.	30,000,000	60,000,000
RBC Capital Markets Corporation	30,000,000	60,000,000
Wachovia Capital Markets, LLC	30,000,000	60,000,000

Total	$500,000,000	$1,000,000,000

The Offered Securities shall have the following terms:

The 2017 Notes
Principal amount:	$500,000,000

Form:	Registered book-entry form

Minimum denomination:	$2,000 and integral multiples of $1,000 in excess thereof

Date of maturity:	January 15, 2017

Interest rate:	5.625% per annum

Date from which interest accrues:	January 26, 2007

Interest payment dates:	January 15 and July 15 of each year (commencing July 15, 2007)

Initial price to public:	$499,520,000 (99.904%)

Closing Time:	January 26, 2007

Place of delivery and payment:	New York, New York

Company account for wire transfer of payment:	Bank: Deutsche Bank Trust Company Americas City/State: New York, New York ABA Number: 021001033 SWIFT: BKTRUS33 Account Number: 00440401 Account Name: Apache Corporation

Redemption provisions, if any:	As described in the Prospectus Supplement, dated the date hereof, relating to the Offered Securities

Lock-up pursuant to Section 3(i) of the Basic Terms (as defined herein):	Yes

Letter from Ryder Scott Company, L.P. pursuant to Section 4(g) of the Basic Terms:	Yes

Securities exchanges, if any, on which application will be made to list the 2017 Notes:	None

Delayed Delivery Contracts:	Not Applicable

Applicable Time:	3:50 p.m. Eastern Standard Time, January 23, 2007

Final Term Sheet:	As set forth in Schedule 1

Other terms, if any:	None

The Offered Securities shall have the following terms:

The 2037 Notes
Principal amount:	$1,000,000,000

Form:	Registered book-entry form

Minimum denomination:	$2,000 and integral multiples of $1,000 in excess thereof

Date of maturity:	January 15, 2037

Interest rate:	6.000% per annum

Date from which interest accrues:	January 26, 2007

Interest payment dates, if any:	January 15 and July 15 of each year (commencing July 15, 2007)

Initial price to public:	$993,010,000 (99.301%)

Closing Time:	January 26, 2007

Place of delivery and payment:	New York, New York

Company account for wire transfer of payment:	Bank: Deutsche Bank Trust Company Americas City/State: New York, New York ABA Number: 021001033 SWIFT: BKTRUS33 Account Number: 00440401 Account Name: Apache Corporation

Redemption provisions, if any:	As described in the Prospectus Supplement, dated the date hereof, relating to the Offered Securities

Lock-up pursuant to Section 3(i) of the Basic Terms (as defined herein):	Yes

Letter from Ryder Scott Company, L.P. pursuant to Section 4(g) of the Basic Terms:	Yes

Securities exchanges, if any, on which application will be made to list the 2037 Notes:	None

Delayed Delivery Contracts:	Not Applicable

Applicable Time:	3:50 p.m. Eastern Standard Time, January 23, 2007

Final Term Sheet:	As set forth in Schedule 1

Other terms, if any:	None

Each of the Underwriters represents and agrees that:
     (a) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:
(i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
(ii) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than EUR 43,000,000 and (3) an annual net turnover of more than EUR 50,000,000, as shown in its last annual or consolidated accounts; or
(iii) in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.1
(b)	(i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the Offered Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and
(ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

1        For the purpose of this provision, the expression an “offer of notes to the public” in relation to any Offered Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Securities to be offered so as to enable an investor to decide to purchase or subscribe the Offered Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

     All the provisions contained in “Apache Corporation-Debt Securities—Underwriting Agreement Basic Terms” (the “Basic Terms”), to be filed as an exhibit to the Registration Statement relating to the Offered Securities and attached hereto as Annex A, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

     Any notice by the Company to the Underwriters pursuant to this Terms Agreement shall be sufficient if given in accordance with Section 11 of the Basic Terms addressed to:

Banc of America Securities LLC
40 West 57th Street
New York, New York 10019
Attn: High Grade Debt
Capital Markets
Transaction Management
Telephone: (646) 313-8798
Facsimile: (212) 901-7881

and

J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017
Attn: High Grade Syndicate Desk, 8th Fl.
Facsimile: (212) 834-6081
which, shall, for all purposes of this Agreement, be the “Representatives”.

Very truly yours,

BANC OF AMERICA SECURITIES LLC

By:	/s/ Lily Chang

Name: Lily Chang
Title: Principal

J.P. MORGAN SECURITIES INC.

By:	/s/ Robert Bottamedi

Name: Robert Bottamedi
Title: Vice President

Acting for themselves and as Representatives of the Underwriters listed in Annex B

Accepted:

APACHE CORPORATION

By:	/s/ Matthew W. Dundrea

Name: Matthew W. Dundrea
Title: Vice President and Treasurer

ANNEX A
[Apache Corporation – Debt Securities – Basic Terms]
Apache Corporation
Debt Securities
UNDERWRITING AGREEMENT BASIC TERMS

Apache Corporation
Debt Securities
UNDERWRITING AGREEMENT BASIC TERMS
     Apache Corporation, a Delaware corporation (the “Company”), may issue and sell from time to time its debt securities (the “Debt Securities”). The Debt Securities are issuable under an indenture, dated as of February 15, 1996, as supplemented and amended pursuant to a First Supplemental Indenture, dated as of November 5, 1996 (as so supplemented, the “Indenture”), between the Company and The Bank of New York Trust Company, N.A. (as successor to JP Morgan Chase Bank, N.A., formerly known as Chemical Bank), as trustee (the “Trustee”). Each issue of Debt Securities may vary as to series, aggregate principal amount, maturity, interest rate or rates and timing of payments thereof, redemption provisions, if any, and any other variable terms as set forth in the Terms Agreement (as defined below) relating thereto which the Indenture contemplates may be set forth in the Debt Securities as issued from time to time.
     Whenever the Company determines to make an offering of Debt Securities, the Company will enter into an agreement (the “Terms Agreement”) providing for the sale of such securities (the “Offered Securities”) to, and the purchase and offering thereof by, one or more underwriters specified in the Terms Agreement (the “Underwriters”, which term shall include any Underwriters substituted pursuant to Section 10 hereof). The Terms Agreement relating to the Offered Securities shall specify the names of the Underwriters participating in such offering, the amount of Offered Securities which each such Underwriter severally agrees to purchase, the price at which the Offered Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the time and place of delivery and payment, such other information as is indicated in Exhibit A hereto and such other terms as are agreed by the Company and the Underwriters. In addition, each Terms Agreement shall specify whether the Company has agreed to grant to the Underwriters an option to purchase additional Offered Securities to cover over-allotments, if any, and the amount of Offered Securities subject to such option (the “Option Securities”). As used herein, the term “Offered Securities” shall include the Option Securities, if any, and “Representatives” shall mean the Underwriter or Underwriters so specified in the Terms Agreement or, if no Underwriter is so specified, shall mean each Underwriter. The Terms Agreement may be in the form of an exchange of any standard form of written telecommunication between the Underwriters and the Company. The offering of the Offered Securities will be governed by the Terms Agreement, as supplemented hereby (collectively, this “Agreement”), and this Agreement shall inure to the benefit of and be binding upon each Underwriter participating in the offering of the Offered Securities.
     The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-105536) for the registration of Debt Securities and other securities, including the Offered Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”), and has prepared and filed such amendments thereto as may have been required to the date hereof. Such registration statement, as amended, has been declared effective by the Commission, and the Indenture has been qualified under the Trust Indenture Act of 1939 (the

“1939 Act”). As provided in Section 3(a), a prospectus supplement reflecting the terms of the Offered Securities, the terms of the offering thereof and the other matters set forth therein has been prepared and will be filed pursuant to Rule 424 of the 1933 Act Regulations. Such prospectus supplement, in the form first filed after the date of the Terms Agreement pursuant to such Rule 424, is herein referred to as the “Prospectus Supplement”. Such registration statement, as amended at the date of the Terms Agreement, including the exhibits thereto, the documents incorporated by reference therein and any information deemed to be a part thereof or included therein by the 1933 Act Regulations, is herein called the “Registration Statement”. Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The basic prospectus included in the Registration Statement relating to all offerings of Debt Securities under the Registration Statement (the “Base Prospectus”), as supplemented by the Prospectus Supplement, is herein called the “Prospectus”, except that, if the Base Prospectus is amended or supplemented on or prior to the date of any applicable Terms Agreement, the term “Base Prospectus” shall refer to the Base Prospectus as so amended or supplemented and the term “Prospectus” shall mean such Base Prospectus as supplemented by the Prospectus Supplement from and after the time it is first provided to the Underwriters for such use, in either case including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), that are incorporated by reference therein. Any preliminary prospectus supplement to the Base Prospectus that describes the Offered Securities and the offering thereof and is used prior to filing of the Prospectus pursuant to Rule 424 of the 1933 Act Regulations is called, together with the Base Prospectus, a “Preliminary Prospectus”. The term “Disclosure Package” shall mean (i) the Base Prospectus, including any preliminary prospectus supplement, as amended or supplemented, (ii) the issuer free writing prospectuses as defined in Rule 433 of the 1933 Act Regulations (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule 1 to the applicable Terms Agreement, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the Final Term Sheet (as defined herein), which also shall be identified in Schedule 1 to the applicable Terms Agreement.
     SECTION 1. Representations and Warranties. The Company represents and warrants to each Underwriter named in the Terms Agreement as of the date thereof, as of the Applicable Time identified in such Terms Agreement and as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof (in each case, a “Representation Date”), as follows:
(a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Texas and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.
(b) Each “significant subsidiary” of the Company as defined in Rule 405 of Regulation C of the 1933 Act Regulations (collectively, the “Significant Subsidiaries”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and, except as described in the Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except for directors’ qualifying shares (if applicable), is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.
(c) At the time the Registration Statement and the Rule 462(b) Registration Statement, if any, became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and as of each Representation Date, the Registration Statement and the Rule 462(b) Registration Statement, if any, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission promulgated thereunder; the Registration Statement and the Rule 462(b) Registration Statement, if any, each at the time it became effective, did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective or any Annual Report on Form 10-K is filed by the Company with the Commission, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and as of each Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, as of each Representation Date, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Disclosure Package, as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement and the Rule 462(b) Registration Statement, if any, the Prospectus or the Disclosure Package made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriters expressly for use in the Registration Statement and the Rule 462(b) Registration Statement, if any, the Prospectus or the Disclosure Package.
(d) The documents incorporated by reference in the Prospectus or the Disclosure Package, at the time they were or hereafter are filed with the Commission, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission promulgated thereunder (the “1934 Act Regulations”), and, when read together and with the other information in the Disclosure Package and the Prospectus, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.
(e) The accountants who certified the financial statements and any supporting schedules thereto included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus are independent public accountants with respect to the Company as required by the 1933 Act and the 1933 Act Regulations.
(f) The financial statements, and the related notes thereto, and any supporting schedules of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of their operations for the periods specified; except as stated therein, said financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis; the supporting schedules included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly the information required to be stated therein; and the pro forma financial statements and the related notes thereto, if any, included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.
(g) The petroleum engineers who have consented to being named as having reviewed certain reserve data included or incorporated by reference in the Disclosure Package and the Prospectus are independent engineers with respect to the Company and its subsidiaries.

(h) This Agreement and the applicable Delayed Delivery Contracts (as defined below), if any, have been duly authorized, executed and delivered by the Company and, upon execution and delivery by the Underwriters, will be valid and legally binding agreements of the Company; the Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, is a valid and legally binding agreement of the Company enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equity principles, and except further as enforceability thereof may be limited by (1) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (2) governmental authority to limit, delay or prohibit the making of payments outside the United States. The Offered Securities have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and each Delayed Delivery Contract, if any, and when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor, the Offered Securities will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting enforcement of creditors’ rights generally and by general equity principles, and except further as enforceability thereof may be limited by (1) requirements that a claim with respect to any Offered Securities denominated other than in U.S. dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate or exchange prevailing on a date determined pursuant to applicable law or (2) governmental authority to limit, delay or prohibit the making of payments outside the United States. The Offered Securities and the Indenture will be substantially in the form heretofore delivered to the Underwriters and conform in all material respects to all statements relating thereto contained in the Disclosure Package and the Prospectus; and each Holder (as defined in the Indenture) of Offered Securities will be entitled to the benefits of the Indenture.
(i) Since the respective dates as of which information is given in the Registration Statement, any Rule 462(b) Registration Statement, the Disclosure Package and the Prospectus, except as may otherwise be stated therein or contemplated thereby, (1) there has been no material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business and (2) there have been no material transactions entered into by the Company or any of its subsidiaries other than those in the ordinary course of business.

(j) Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them or their properties may be bound, where the consequences of such violation or default would have a material adverse effect on the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the execution and delivery of this Agreement, each Delayed Delivery Contract, if any, and the Indenture and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action of the Company and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any subsidiary thereof is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any law, administrative regulation or administrative or court order or decree, where the consequences of such conflict, breach, creation, imposition, violation or default would have a material adverse effect on the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.
(k) No consent, approval, authorization, order, decree, registration or qualification of or with any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement or in connection with the sale of Offered Securities hereunder, except such as have been obtained or rendered, as the case may be, or as may be required under state securities laws (“Blue Sky”).
(l) Except as may be included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries which might, in the opinion of the Company, result in any material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or could reasonably be expected to materially and adversely affect the properties or assets thereof or could reasonably be expected to materially and adversely affect the consummation of this Agreement or the Indenture or any transaction contemplated hereby or thereby.
(m) There are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration

Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.
(n) Neither the Company nor any of its subsidiaries is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject or has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure would materially adversely affect the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the Company and its subsidiaries own or possess or have obtained all governmental licenses, permits, consents, orders, approvals and other authorizations and have properly filed with the appropriate authorities all notices, applications and other documents necessary to lease or own their respective properties and to carry on their respective businesses as presently conducted, except where the failure to possess such licenses or authorizations or make such filings would not materially adversely affect the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.
(o) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate trademarks, service marks and trade names necessary to conduct the business now operated by them, except as set forth or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, or except where the failure to own or possess the same would not materially adversely affect the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.
(p) The Company and its subsidiaries have legal, valid and defensible title to all of their interests in oil and gas properties and to all other real and personal property owned by them and any other real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, in each case free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances and defects of any kind, except such as (1) are described in the Disclosure Package and the Prospectus, (2) liens and encumbrances under operating agreements, unitization and pooling agreements, production sales contracts, farm-out agreements and other oil and gas exploration and production agreements, in each case that secure payment of amounts not yet due and payable for the performance of other inchoate obligations and are of a scope and nature customary in connection with similar drilling and producing operations or (3) those that do not have a material adverse effect on the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.
(q) The information underlying the estimates of oil and gas reserves as described in the Disclosure Package and the Prospectus is complete and accurate in all material respects (or, with regard to any information underlying the estimates prepared by any petroleum engineers retained by the seller of such oil and gas reserves, is, to the best knowledge of the Company after reasonable investigation, complete and accurate in all material respects); other than production of the reserves in the ordinary course of business and intervening product price fluctuations described in the Disclosure Package and the Prospectus, the Company is not aware of any facts or circumstances that would result in a material adverse change in the reserves or the present value of future net cash flows therefrom as described in the Disclosure Package and the Prospectus. Estimates of such reserves and present values comply in all material respects with the applicable requirements of Regulation S-X and Industry Guide 2 under the 1933 Act.
(r) Neither the Company nor any of its subsidiaries is required to be registered under the Investment Company Act of 1940, as amended (the “1940 Act”).
(s) Except as described in the Registration Statement, the Prospectus and the Disclosure Package, (1) neither the Company nor any of its subsidiaries is in violation of any local or foreign laws or regulations relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), except such violations as would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, and (2) to the best of the Company’s knowledge, there are no events or circumstances that could reasonably be expected to be the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to any Hazardous Materials or the violation of any Environmental Laws, which, singly or in the aggregate, could reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(t) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required by the 1933 Act to be described in the Registration Statement, the Prospectus and the Disclosure Package and which is not so described.
(u) (i) At the earliest time after the filing of the Registration Statement relating to the Offered Securities that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) and (ii) as of the date of the execution and delivery of the applicable Terms Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the 1933 Act Regulations).
(v) Neither any Issuer Free Writing Prospectus nor the Final Term Sheet, as of its issue date and at all subsequent times through the completion of any offering of Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein.
(w) The Company has not distributed and will not distribute, prior to the later of the Closing Time and the completion of the Underwriters’ distribution of the Offered Securities, any offering material in connection with the offering and sale of any Offered Securities other than a Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Schedule 1 to the applicable Terms Agreement, or the Registration Statement.
(x) The Company maintains (i) effective internal control over financial reporting as defined in Rule 13a-15 of the 1934 Act Regulations, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(y) Except as disclosed in the Disclosure Package and the Prospectus, or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     Any certificate signed by any director or officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company as to the matters covered thereby.
          SECTION 2. Purchase and Sale.
     (a) The several commitments of the Underwriters to purchase the Offered Securities pursuant to this Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein and therein set forth. Offered Securities which are subject to Delayed Delivery Contracts are herein sometimes referred to as “Delayed Delivery Offered Securities” and Offered Securities which are not subject to Delayed Delivery Contracts are herein sometimes referred to as “Immediate Delivery Offered Securities”.
     (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company may grant, if so provided in the Terms Agreement, an option to the Underwriters named in the Terms Agreement, severally and not jointly, to purchase up to the principal amount of Option Securities set forth therein at the same price per security (plus, except as otherwise provided in the Terms Agreement, interest, if any, accrued and unpaid from the Closing Time until the applicable Date of Delivery), as is applicable to the Offered Securities. Such option, if granted, will expire 30 days after the date of the Terms Agreement, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Offered Securities upon notice by the Representatives to the Company setting forth the principal amount of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days and not earlier than two full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined, unless otherwise agreed upon by the Representatives and the Company. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase the proportion of the total principal amount of Option Securities then being purchased that the principal amount of

Immediate Delivery Offered Securities each such Underwriter has agreed to purchase, as set forth in the Terms Agreement, bears to the total principal amount of Immediate Delivery Offered Securities, subject to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases in less than authorized denominations.
     (c) Payment of the purchase price for, and delivery of, the Immediate Delivery Offered Securities to be purchased by the Underwriters shall be made at the place set forth in the Terms Agreement, or at such other place as shall be agreed upon by the Representatives and the Company, on the third business day (unless postponed in accordance with the provisions of Section 10) following the date of the Terms Agreement or such other time as shall be agreed upon by the Underwriters and the Company (such time and date being referred to as the “Closing Time”). Except as specified in the Terms Agreement, payment shall be made to the Company by wire transfer in same day funds to the account of the Company specified in the Terms Agreement against delivery to the Underwriters for the respective accounts of the Underwriters of the Immediate Delivery Offered Securities to be purchased by them (unless the Offered Securities are issuable only in the form of one or more global instruments registered in the name of a depository or a nominee of a depository, in which event the Underwriters’ interest in such global instrument shall be noted in a manner satisfactory to the Underwriters and their counsel). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates representing, such Option Securities shall be made at such place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as agreed by the Representatives and the Company. The Immediate Delivery Offered Securities shall be in such denominations and registered in such names as the Underwriters may request in writing at least two business days prior to the Closing Time or relevant Date of Delivery, as the case may be. The Immediate Delivery Offered Securities, which if agreed by the Representatives may be in temporary form, will be made available for examination and packaging by the Representatives on or before the first business day prior to the Closing Time or relevant Date of Delivery, as the case may be.
     (d) If authorized by the Terms Agreement, the Underwriters named therein may solicit offers to purchase Offered Securities from the Company pursuant to delayed delivery contracts (“Delayed Delivery Contracts”) substantially in the form of Exhibit B hereto, with such changes therein as the Company may approve. As compensation for arranging Delayed Delivery Contracts, the Company will pay to the Representatives at the Closing Time, for the account of the Underwriters, a fee equal to that percentage of the aggregate principal amount of Delayed Delivery Offered Securities for which Delayed Delivery Contracts are made at the Closing Time as is specified in the Terms Agreement. Any Delayed Delivery Contracts are to be with institutional investors of the types set forth in the Prospectus Supplement. At the Closing Time the Company will enter into Delayed Delivery Contracts (for not less than the minimum principal amount of Delayed Delivery Offered Securities per Delayed Delivery Contract specified in the Terms Agreement) with all purchasers proposed by the Underwriters and previously approved by the Company as provided below, but not for an aggregate principal amount of Offered Securities in excess of that specified in the Terms Agreement. The Underwriters will not have any responsibility for the validity or performance of Delayed Delivery Contracts.

     (e) The Representatives are to submit to the Company, at least two business days prior to the Closing Time, the names of any institutional investors with which it is proposed that the Company will enter into Delayed Delivery Contracts and the principal amount of Delayed Delivery Offered Securities to be purchased by each of them, and the names of the institutions with which the making of Delayed Delivery Contracts is approved by the Company and the principal amount of Delayed Delivery Offered Securities to be covered by each such Delayed Delivery Contract.
     (f) The principal amount of Offered Securities agreed to be purchased by the respective Underwriters pursuant to this Agreement shall be reduced by the principal amount of Delayed Delivery Offered Securities covered by Delayed Delivery Contracts, as to each Underwriter as set forth in a written notice delivered by the Underwriters to the Company; provided, however, that the total principal amount of Immediate Delivery Offered Securities to be purchased by all Underwriters shall be the total amount of the Offered Securities covered by this Agreement, less the total principal amount of Delayed Delivery Offered Securities covered by Delayed Delivery Contracts.
     SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:
(a) Immediately following the execution of the Terms Agreement, the Company will prepare a Prospectus Supplement in form approved by the Representatives setting forth the principal amount of Offered Securities and their terms not otherwise specified in the Indenture, if applicable, the names of the Underwriters and the principal amount of the Offered Securities which each severally has agreed to purchase, the names of the Underwriters, the price at which the Offered Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other information as the Representatives and the Company deem appropriate in connection with the offering of the Offered Securities. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 of the 1933 Act Regulations and will furnish to the Underwriters named therein as many copies of the Prospectus (including the Prospectus Supplement) as the Representatives shall reasonably request.
(b) If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the 1933 Act Regulations, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend or supplement the Disclosure Package or the Prospectus in order that Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the Applicable Time, in the case of the Disclosure Package, or at the time the Prospectus is delivered to a purchaser, in the case of the Prospectus, or if it shall be necessary, in the opinion of either such counsel, to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly amend the Registration Statement, the Disclosure Package or the Prospectus, as the case may be, whether by filing documents pursuant to the 1934 Act or the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus, as the case may be, comply with such requirements.
(c) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering each twelve month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Offered Securities.
(d) While the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the 1933 Act Regulations, the Company will give the Representatives notice of its intention to file any additional registration statement with respect to the registration of additional Debt Securities, any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment or supplement to the Prospectus or, after the Applicable Time, the Disclosure Package, whether pursuant to the 1934 Act, the 1933 Act or otherwise; will furnish the Underwriters with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of such proposed filing or use, as the case may be; and will not file any such amendment or supplement or other documents in a form to which the Representatives or counsel to the Underwriters reasonably object.
(e) While the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the 1933 Act Regulations, the Company will notify the Representatives immediately, and promptly confirm the notice in writing, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference into the Registration Statement, the Prospectus or any Preliminary Prospectus, (iii) the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus, any Preliminary Prospectus or the Prospectus Supplement, (iv) any request by the Commission for any amendment to the Registration Statement, or any amendment or supplement to the Prospectus or any Preliminary Prospectus or for additional information, (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (vi) any change in the rating assigned by any nationally recognized statistical rating organization to any debt securities of the Company or the public announcement by any nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.
(f) The Company will deliver to each Underwriter one conformed copy of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) and will also deliver to the Representatives as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (without exhibits) as the Representatives may reasonably request. While the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the 1933 Act Regulations, the Company will furnish to the Representatives as many copies of the Prospectus (including the Prospectus Supplement) as the Representatives reasonably request.
(g) The Company will endeavor, in cooperation with the Underwriters, to qualify the Offered Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Offered Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Offered Securities have been qualified as above provided. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.
(h) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Offered Securities, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the 1933 Act Regulations, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.
(i) If specified in the Terms Agreement, between the date of the Terms Agreement and the completion of the distribution of the Offered Securities or the

Closing Time, whichever is later, or such other time as is specified in the Terms Agreement, the Company will not, without the prior written consent of the Representatives, offer or sell, grant any option for the sale of, or enter into any agreement to sell, any debt securities of the Company substantially similar to the Offered Securities (other than the Offered Securities that are to be sold pursuant to such agreement or commercial paper in the ordinary course of business).
(j) The Company will prepare a final term sheet containing only a description of the Offered Securities, in a form approved by the Representatives, and will file such final term sheet pursuant to Rule 433(d) of the 1933 Act Regulations within the time required by such rule (such term sheet, the “Final Term Sheet”).
(k) The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the 1933 Act Regulations; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule 1 to the applicable Terms Agreement. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the 1933 Act Regulations applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433 of the 1933 Act Regulations, and (b) contains only (i) information describing the preliminary terms of the Offered Securities or their offering, (ii) information permitted by Rule 134 of the 1933 Act Regulations or (iii) information that describes the final terms of the Offered Securities or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 3(j) of this Agreement.
(l) If immediately prior to the third anniversary (the “Renewal Deadline”) of December 1, 2005, any of the Offered Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities. References herein to the Registration Statement shall include such new shelf registration statement.
     SECTION 4. Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase Offered Securities pursuant to this Agreement are subject to the accuracy of the representations and warranties on the part of the Company herein contained, to the accuracy of the statements which the Company’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of all of its covenants and other obligations hereunder and under the Terms Agreement, and to the following further conditions:
(a) At the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.
(b) At the Closing Time, the Representatives shall have received:
     (1) The favorable opinion, dated as of the Closing Time, of Andrews Kurth LLP, counsel to the Company, to the effect that:
          (i) The Company is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Delayed Delivery Contracts, if any. To the best knowledge and information of such counsel, the Company is qualified as a foreign corporation to transact business and is in good standing in the State of Texas and in each other U.S. jurisdiction listed in such opinion.
          (ii) Each Significant Subsidiary is validly existing as a corporation or other business organization in good standing under the laws of the jurisdiction of its formation or organization, has the corporate or other entity power and authority to own, lease and operate its properties and conduct its business as described in the Disclosure Package and the Prospectus and, to the best of such counsel’s knowledge and information, is qualified as a foreign corporation to transact business and is in good standing in each U.S. jurisdiction listed in such opinion; and all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable, and to our knowledge is owned of record by the Company, directly or indirectly, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity (except as described in the Disclosure Package and the Prospectus); provided, however, that in respect of Apache North Sea Limited (“Apache NS”), as to its good standing in any jurisdiction, we opine only that no action is currently being taken by Registrar of Companies of England and Wales for striking Apache NS off the register and dissolving it as defunct, and as far as such Registrar is aware Apache NS is not in liquidation or subject to administrative order and no receiver or manager of Apache NS’s property has been appointed; and as to the Company’s ownership of shares of Apache NS, that all ordinary shares of Apache NS are owned by Apache North Sea Investment (“ANSI”) and no charges or mortgages have been registered in Apache NS’s or ANSI’s register of charges at Companies’ House.
          (iii) This Agreement has been duly authorized, executed and delivered by the Company.
          (iv) The Indenture has been duly authorized, executed and delivered by the Company and (assuming the Indenture has been duly authorized, executed and delivered by the Trustee) constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms under applicable laws of the State of New York.
          (v) The Offered Securities, in the form(s) certified by the Company as of the Closing Time, have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement, any Delayed Delivery Contract and the Indenture against payment of the consideration therefor, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms under applicable laws of the State of New York; and each holder of Offered Securities will be entitled to the benefits of the Indenture.
          (vi) The Offered Securities and the Indenture conform in all material respects to the statements relating thereto in the Disclosure Package and the Prospectus; and the statements in the Disclosure Package and the Prospectus under the captions “Description of Notes” and “Description of Debt Securities”, insofar as they purport to summarize certain provisions of documents specifically referred to therein, fairly summarize the matters referred to therein in all material respects.
          (vii) The Indenture has been duly qualified under the 1939 Act.
          (viii) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective by the Commission under the 1933 Act and, to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.
          (ix) The Registration Statement, including any Rule 462(b) Registration Statement, and the Prospectus (except for financial statements and engineering reports and other financial or engineering data, and except for those parts of the Registration Statement that constitute the Form T-1, as to which such counsel need not express any opinion), as of their respective effective or issue dates, appeared on their face to be in all material respects appropriately responsive to the requirements of the 1933 Act and the 1933 Act Regulations.
          (x) The statements contained in the Disclosure Package and the Prospectus under the heading “Material United States Federal Income Tax Considerations”, or similar heading, to the extent that they constitute matters of U.S. federal income tax law or legal conclusions with respect thereto, are correct in all material respects.
          (xi) Neither the Company nor any Significant Subsidiary is required to be registered under the 1940 Act.
          (xii) No consent, approval, authorization, order, decree, registration or qualification of or with any court or governmental authority or agency under applicable laws is required in connection with the consummation by the Company of the transactions contemplated by this Agreement, any Delayed Delivery Contract or the Indenture, except such as have been obtained or rendered, as the case may be, or as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations or state securities laws; and to the best knowledge and information of such counsel, the execution and delivery of this Agreement, the Delayed Delivery Contract, if applicable, and the Indenture and the performance by the Company of its obligations set forth herein and therein will not in any material respect conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any specified contract listed in such opinion; nor will such action result, in any material respect, in a violation of the provisions of the charter or bylaws of the Company or any applicable law or regulation, or, to the best knowledge and information of such counsel, any administrative or order or decree specified or described in such opinion.
          (xiii) To the best of such counsel’s knowledge and information, other than in respect of matters disclosed in the Registration Statement, the Prospectus or the Disclosure Package, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or overtly threatened against or affecting, the Company or any of its subsidiaries, which would be reasonably expected to result in any material adverse change in the condition, financial or otherwise, or in the results of operations or business affairs of the Company and its subsidiaries considered as one enterprise, or would materially and adversely affect the properties or assets thereof or would materially and adversely affect the consummation of this Agreement, the Delayed Delivery Contracts, if applicable, or the Indenture or any transaction contemplated hereby or thereby.
          (xiv) Each document filed pursuant to the 1934 Act and incorporated by reference in the Disclosure Package or the Prospectus (except for exhibits, financial statements, supporting schedules or other financial or statistical information as to which no opinion need be rendered) appeared on its face to be appropriately responsive as to form when so filed to the requirements of the 1934 Act and the 1934 Act Regulations.
     In rendering such opinion, counsel for the Company may rely as to matters of fact upon the representations of officers of the Company contained in any certificate delivered to such counsel and certificates of public officials, which certificates shall be attached to or delivered with such opinion. Such opinion shall be limited to the General Corporation Law of the State of Delaware, the laws of the State of New York, the laws of the State of Texas and the laws of the United States of America, and shall be further limited to applicable laws and regulations of such jurisdictions that, in the experience of such counsel, are normally applicable to transactions of the type contemplated by this Agreement, the Indenture and the Offered Securities. With respect to the opinions set forth in Section 4(b)(1)(ii) above, such counsel may rely upon, and assume the accuracy of, matters set forth in the opinions of counsel licensed in the jurisdiction in which each such Significant Subsidiary is organized, and the language of such opinion may be conformed to the language of such other opinions of local counsel. The opinion regarding enforceability referred to in Sections 4(b)(1)(iv) and 4(b)(1)(v) above will be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting enforcement of creditors’ rights generally and by general principles of equity, whether enforcement is sought at law or in equity. Such opinion of counsel shall further be subject to customary assumptions, qualifications and exceptions.
     (2) The favorable opinion, dated as of the Closing Time, of Sidley Austin LLP, counsel for the Underwriters, with respect to the matters set forth in clauses (i) to (viii), inclusive, of subsection (b)(1) of this Section.
     (3) In giving their opinions required by subsection (b)(1) and (b)(2), respectively, of this Section 4, Andrews Kurth LLP and Sidley Austin LLP shall each additionally state that in the course of the preparation of the Registration Statement, the Disclosure Package and the Prospectus such counsel has considered the information set forth therein in light of the matters required to be set forth therein, and has participated in conferences with officers and representatives of the Company including its independent public accountants, during the course of which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed. Such counsel need not independently check the accuracy or completeness of, or otherwise verify, and accordingly need not pass upon, and accordingly need not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus and such counsel may, in good faith, rely as to facts necessary to the determination of materiality upon the judgment of officers and representatives of the Company. Such counsel shall additionally state that, however, as a result of such consideration and participation, nothing has come to such counsel’s attention which causes such counsel to believe that (i) the Registration Statement, at the time it became effective (or, if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the

Commission subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of such filing, as the case may be), or as of the “new effective date” with respect to the Underwriters pursuant to, and within the meaning of, Rule 430(B)(f)(2) of the 1933 Act Regulations, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; (ii) the Prospectus or any amendment or supplement thereto, at the time the Prospectus was issued at the time any such amendment or supplement was issued or, at the Closing Time included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading (it being understood that such counsel need not make any statement with respect to the financial statements and engineering reports and other financial or engineering data contained in the Registration Statement (including the Prospectus) or those parts of the Registration Statement which constitute the Form T-1, or the Disclosure Package).
(c) At the Closing Time, there shall not have been, since the date of the Terms Agreement or since the respective dates as of which information is given in the Registration Statement and the Prospectus, or in the Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer, President or Vice President and the Treasurer, the Assistant Treasurer, the principal financial officer or principal accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change with respect to the Company and its subsidiaries, (ii) the representations and warranties of the Company contained in Section 1 are true and correct as of the Closing Time, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate and (iv) no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission. As used in this Section 4(c), the term “Prospectus” means the Prospectus in the form first provided to the applicable Underwriter or Underwriters for use in confirming sales of the Offered Securities.

(d) (1) On the date of the Terms Agreement, the Underwriters shall have received a letter from Ernst & Young LLP, dated as of the date thereof and in form and substance satisfactory to the Underwriters, to the effect that:
          (i) They are independent accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations.
          (ii) It is their opinion that the consolidated financial statements and supporting schedule(s) included or incorporated by reference in the Registration Statement and the Prospectus and audited by them and covered by their opinions therein comply in form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations.
          (iii) In addition to the audit referred to in their opinion, they have performed specified procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Company and its indicated subsidiaries, a reading of the minute books of the Company and such subsidiaries since the end of the most recent fiscal year with respect to which an audit report has been issued, inquiries of and discussions with certain officials of the Company and such subsidiaries responsible for financial and accounting matters with respect to the latest available interim unaudited financial statements of the Company and its subsidiaries, and such other inquiries and procedures as may be specified in such letter and setting forth the results of such inquiries and procedures.
     (2) At the Closing Time, the Underwriters shall have received from Ernst Young LLP, a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d)(1) of this Section, except that the specified date referred to shall be a date not more than three days prior to the Closing Time.
(e) At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Offered Securities as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Securities as herein and in the Terms Agreement contemplated shall be satisfactory in form and substance to the Representatives.
(f) The Final Term Sheet, and any other material required to be filed by the Company pursuant to Rule 433(d) of the 1933 Act Regulations, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433.

(g) If specified in the applicable Terms Agreement, at the time of execution of such Terms Agreement, the Underwriters shall have received a signed letter, dated the date of such Terms Agreement, in form and substance satisfactory to the Underwriters, from Ryder Scott Company, L.P.
(h) In the event that the Terms Agreement provides for Option Securities and the Underwriters exercise their option pursuant to Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery, and the Underwriters shall have received:
     (1) Unless the Date of Delivery is the Closing Time, a certificate, dated such Date of Delivery, of the Chief Executive Officer, President or Vice President and the Treasurer, the Assistant Treasurer, the principal financial officer or principal accounting officer of the Company, in their capacities as such, confirming that the certificate delivered at the Closing Time pursuant to Section 4(c) hereof remains true and correct as of such Date of Delivery.
     (2) The favorable opinion of Andrews Kurth LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise substantially to the same effect as the opinions required by subsection (1) of Section 4(b) hereof.
     (3) The favorable opinion of Sidley Austin LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by subsection (2) of Section 4(b) hereof.
     Unless the Date of Delivery is the Closing Time, a letter from Ernst & Young LLP, in form and substance satisfactory to the Underwriters and dated such Date of Delivery, a substantially the same in scope and substance as the letter furnished to the Underwriters at the Closing Time pursuant to Section 4(d)(2) hereof, except that the “specified date” in the letter shall be a date not more than three days prior to such Date of Delivery
     If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5.
     SECTION 5. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:
(a) the preparation and filing of the Registration Statement, including any Rule 462(b) Registration Statement, and all amendments thereto, the Prospectus and any amendments or supplements thereto, any Preliminary Prospectus and any Permitted Free Writing Prospectus;
(b) the preparation, filing and reproduction of this Agreement and the Delayed Delivery Contract(s), if applicable;
(c) the preparation, printing, issuance and delivery of the Offered Securities, including any fees and expenses relating to the eligibility and issuance of Offered Securities in book-entry form;
(d) the fees and disbursements of the Company’s accountants and counsel, of the Trustee and its counsel, and of any calculation agent or exchange rate agent;
(e) except as otherwise provided in the Terms Agreement, the reasonable fees and disbursements of counsel to the Underwriters;
(f) the qualification of the Offered Securities under state securities laws in accordance with the provisions of Section 3(k) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey;
(g) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Underwriters of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Offered Securities;
(h) the preparation, reproducing and delivery to the Underwriters of copies of the Indenture and all amendments, supplements and modifications thereto;
(i) any fees charged by nationally recognized statistical rating organizations for the rating of the Offered Securities;
(j) the fees and expenses incurred in connection with any listing of Offered Securities on a securities exchange;
(k) the fees and expenses incurred with respect to any filing with the National Association of Securities Dealers, Inc.;
(l) any out-of-pocket expenses of the Underwriters incurred with the approval of the Company; and
(m) the cost of providing any CUSIP or other identification numbers for the Offered Securities.

     If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 9, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.
     SECTION 6. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:
(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any Rule 462(b) Registration Statement, including information deemed to be part of the Registration Statement pursuant to Rule 430B of the 1933 Act Regulations, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Base Prospectus, any preliminary prospectus supplement, any Issuer Free Writing Prospectus, the information contained in the Final Term Sheet, or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by an Underwriter expressly for use in the Registration Statement (or any amendment thereto), the Base Prospectus, such preliminary prospectus supplement, such Issuer Free Writing Prospectus, such Final Term Sheet or the Prospectus (or any amendment or supplement thereto);
(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld; and
(iii) against any and all expense whatsoever, as incurred (including the fees and expenses of counsel chosen by such Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.
     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Rule 462(b) Registration Statement, the Base Prospectus, any preliminary prospectus supplement, any Issuer Free Writing Prospectus, the information contained in the Final Term Sheet, or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement (or any amendment thereto), any Rule 462(b) Registration Statement, the Base Prospectus, such preliminary prospectus supplement, such Issuer Free Writing Prospectus, such Final Term Sheet or the Prospectus (or any amendment or supplement thereto).
     (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that each Underwriter shall have the right to employ counsel to represent jointly the Underwriters and their respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section if, in the judgment of any of the Underwriters, it is advisable for such Underwriter or Underwriters and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties (which shall not unreasonably be withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (d) For purposes of this Section 6, all references to the Registration Statement, the Base Prospectus, any preliminary prospectus supplement, Issuer Free Writing Prospectus, Final Term Sheet or the Prospectus, or any amendment or supplement to any of the foregoing, shall be deemed to include, without limitation, any electronically transmitted copies thereof, including, without limitation, any copies filed with the Commission pursuant to EDGAR.

     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Offered Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total commission or underwriting discount received by each Underwriter, in each case as set forth on the cover of the Prospectus Supplement, bear to the aggregate initial public offering price of the Offered Securities sold to or through such Underwriter as set forth on such cover. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities sold to or through such Underwriter were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Offered Securities sold to or through each Underwriter and not joint.
     SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person of an Underwriter, or by or on behalf of the Company, and shall survive each delivery of and payment for any Offered Securities.
     SECTION 9. Termination.
     (a) The Representatives may terminate this Agreement immediately upon notice to the Company, at any time at or prior to the Closing Time if (i) there has been, since the date of the Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Offered Securities or enforce contracts for the sale of the Offered Securities, or (iii) trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium shall have been declared by either Federal, New York or Texas authorities or if a banking moratorium shall have been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Offered Securities are denominated or payable, or (iv) the rating assigned by any nationally recognized statistical rating organization to any debt securities of the Company as of the date of the Terms Agreement shall have been lowered since that date or if any such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company, or (v) there has been a material disruption in securities settlement, payment or clearance services in the United States, or (vi) there shall have come to the attention of the Representatives any facts that would cause them to reasonably believe that (x) the Disclosure Package, at the Applicable Time, or (y) the Prospectus, at the time it was required to be delivered to a purchaser of the Offered Securities, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the 1933 Act Regulations, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time of such delivery, not misleading. As used in this Section 9, the term “Prospectus” means the Prospectus in the form first provided to the applicable Underwriter or Underwriters for use in confirming sales of the related Offered Securities.
     (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 5. Notwithstanding any such termination, (i) the covenants set forth in Section 3(b), (d), and (e) with respect to any offering of Offered Securities shall remain in effect so long as any Underwriter owns any such Offered Securities purchased from the Company pursuant to this Agreement and during the period when the Prospectus is required to be delivered in connection with sales of the Offered Securities and (ii) the covenants set forth in Section 3(c), (g), (h) and, if applicable, (i), the provisions of Section 5, the indemnity agreement set forth in Section 6, the contribution provisions set forth in Section 7 and the provisions of Sections 8, 11, 12 and 13 shall remain in effect.
     SECTION 10. Default. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Immediate Delivery Offered Securities which it or they are obligated to purchase under the applicable Terms Agreement (the “Defaulted Securities”), then the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, during such 24 hours the Representatives shall not have completed such arrangements for the purchase of all of the Defaulted Securities, then:
(a) if the amount of Defaulted Securities does not exceed 10% of the amount of Immediate Delivery Offered Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
(b) if the amount of Defaulted Securities exceeds 10% of the number of Immediate Delivery Offered Securities to be purchased on such date, the applicable Terms Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.
     No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.
     In the event of any such default which does not result in a termination of the applicable Terms Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
     SECTION 11. Notices. All notices and other communications hereunder shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified in this Section 11. Notices to the Underwriters shall be directed as provided in the applicable Terms Agreement. Notices to the Company shall be directed to Apache Corporation, 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400, Attention: Vice President and Treasurer, with a copy to: Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 77002, Attention: John Clutterbuck, Esq. Any party to this Agreement may from time to time designate another address to receive notice pursuant to this Agreement by notice duly given in accordance with the terms of this Section 11.
     SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Offered Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
     SECTION 13. Governing Law. This Agreement and all the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.
     SECTION 14. No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that: (i) the purchase and sale of the Offered Securities pursuant to this Agreement, including the determination of the public offering price of the Offered Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated by this Agreement and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
          The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.
     SECTION 15. Counterparts. Any Terms Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts thereof shall constitute a single instrument.

EXHIBIT A
FORM OF TERMS AGREEMENT
                     __, 20__
Apache Corporation
2000 Post Oak Boulevard, Suite 100
Houston, Texas 77056-4400
Attention: [Title]
Ladies and Gentlemen:
     The undersigned underwriters (the “Underwriters”) understand that Apache Corporation (the “Company”) proposes to issue and sell $                     aggregate principal amount of its debt securities (the “Offered Securities”). Subject to the terms and conditions set forth herein or incorporated by reference herein, the Underwriters offer to purchase, severally and not jointly, the principal amount of Offered Securities set forth below opposite their respective names at ___ % of the principal amount thereof together with accrued interest thereon from                     , 20 ___ to the Closing Time:

Principal
Amount of
Underwriter	Debt Securities

Total	$

     The Offered Securities shall have the following terms:
Principal amount:
Form and denomination:
Date of maturity:
Interest rate, rates or formula
          (or method of calculation
          of interest accrual):
Date from which interest accrues:
Interest payment dates, if any:
Initial price to public:
Closing Time:
Applicable Time:
Place of delivery and payment:
Company account for wire transfer of payment:
Redemption provisions, if any:
Lock-up pursuant to Section 3(i) of the

          Underwriting Agreement Basic Terms: [yes] [no]
Securities exchanges, if any, on which application will be made to list the Offered Securities:
Delayed Delivery Contracts: [authorized] [not authorized]
Delivery date:
          Expiration date:
          Compensation to Underwriters:
          Minimum contract:
          Maximum aggregate principal amount:
Final Term Sheet:
Other terms, if any:
     All the provisions contained in “Apache Corporation-Debt Securities—Underwriting Agreement Basic Terms” (the “Basic Terms”), filed as an exhibit to the Registration Statement relating to the Offered Securities and attached hereto as Annex A, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.
     Any notice by the Company to the Underwriters pursuant to this Terms Agreement shall be sufficient if given in accordance with Section 11 of the Basic Terms addressed to: [insert name and address of the lead manager or managers or, if only one underwriter is a party hereto, of such firm] which shall, for all purposes of this Agreement, be the “Representatives”.

Very truly yours, REPRESENTATIVE[S]
By:
[Acting for themselves and as Representative[s] of
the Underwriters]

Accepted: APACHE CORPORATION
By:
Title:

ANNEX A
[Apache Corporation—Debt Securities—
Underwriting Agreement Basic Terms]

SCHEDULE 1
     Final Term Sheet relating to the Offered Securities (attached as Exhibit A-1 to this Terms Agreement).

EXHIBIT A-1
[Final Term Sheet]

EXHIBIT B
APACHE CORPORATION
[Title of Offered Securities]
DELAYED DELIVERY CONTRACT
Apache Corporation
2000 Post Oak Boulevard, Suite 100
Houston, Texas 77056-4400
Attention:
Ladies and Gentlemen:
     The undersigned hereby agrees to purchase from Apache Corporation (the “Company”), and the Company agrees to sell to the undersigned on                     , 20 ___ (the “Delivery Date”), $                      principal amount of the Company’s ___% Offered Securities due                      ___, 20___ (the “Offered Securities”), offered by the Company’s Prospectus dated                      ___, 20___, as supplemented by its Prospectus Supplement dated                      ___, 20___, receipt of which is hereby acknowledged, at a purchase price of ___% of the principal amount thereof, plus accrued interest from                     , ___, to the Delivery Date, and on the further terms and conditions set forth in this contract.
     Payment for the securities which the undersigned has agreed to purchase on the Delivery Date shall be made to the Company or its order by wire transfer in immediately available funds on the Delivery Date, upon delivery to the undersigned of the Offered Securities to be purchased by the undersigned in definitive or global form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than three full business days prior to the Delivery Date.
     The obligation of the undersigned to take delivery of and make payment for Offered Securities on the Delivery Date shall be subject only to the conditions that (1) the purchase of Offered Securities to be made by the undersigned shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company, on or before                     , ___, shall have sold to the Underwriters of the Offered Securities (the “Underwriters”) such principal amount of the Offered Securities as is to be sold to them pursuant to the Terms Agreement dated                     , ___ between the Company and the Underwriters. The obligation of the undersigned to take delivery of and make payment for Offered Securities shall not be affected by the failure of any purchaser to take delivery of and make payment for Offered Securities pursuant to other contracts similar to this contract. The undersigned represents and warrants to the Underwriters that its investment in the Offered Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.
     Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

     By the execution hereof, the undersigned represents and warrants to the Company that all necessary corporate action for the due execution and delivery of this contract and the payment for and purchase of the Offered Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase, and that, upon acceptance hereof by the Company and mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.
     This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.
     It is understood that the Company will not accept Delayed Delivery Contracts for an aggregate principal amount of Offered Securities in excess of $                     and that the acceptance of any Delayed Delivery Contract is in the Company’s sole discretion and, without limiting the foregoing, need not be on a first come first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance on a copy hereof and mail or deliver a signed copy hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such copy is so mailed or delivered.

     This Agreement shall be governed by the laws of the State New York applicable to agreements made and performed in said State.

Yours very truly,

(Name of Purchaser)

By

(Title)

(Address)
          Accepted as of the date
first above written.
Apache Corporation

By:

PURCHASER — PLEASE COMPLETE AT TIME OF SIGNING
     The name and telephone number of the representative of the Purchaser with whom details of delivery on the Delivery Date shall be discussed is as follows: (Please print.)

Telephone No.
Name	(Including Area Code)

ANNEX B
BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
BMO CAPITAL MARKETS CORP.
BNP PARIBAS SECURITIES CORP.
DEUTSCHE BANK SECURITIES INC.
GREENWICH CAPITAL MARKETS, INC.
RBC CAPITAL MARKETS CORPORATION
WACHOVIA CAPITAL MARKETS, LLC

B-1

SCHEDULE 1
1.	Final Term Sheet for the 2017 Notes (attached as Exhibit A-1 to this Terms Agreement)

2.	Final Term Sheet for the 2037 Notes (attached as Exhibit A-2 to this Terms Agreement)

S-1

EXHIBIT A-1
PRICING TERM SHEET

Issuer:	Apache Corporation

Expected Ratings:
A3(Moody’s); A- (S&P); A (Fitch) None of these securities ratings is a recommendation to buy, sell or hold these securities. Each rating may be subject to revision or withdrawal at any time, and should be evaluated independently of any other rating.

Issue of Securities:	5.625% Notes due 2017

Principal Amount:	$500,000,000

Coupon:	5.625%

Interest Payment Dates:	Semi-annually on January 15 and July 15, commencing on July 15, 2007

Maturity:	January 15, 2017

Treasury Benchmark:	4.625% due November 15, 2016

U.S. Treasury Yield:	4.808%

Spread to Treasury:	0.830%

Re-offer Yield:	5.638%

Initial Price to Public:	Per Note: 99.904%; Total: $499,520,000

Optional Redemption:
The notes will be redeemable, at the option of Apache Corporation, at any time, in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted, on a semi-annual basis, at the treasury yield plus 15 basis points, plus accrued interest to the date of redemption.

Make-Whole Premium:	T + 15 basis points

Trade Date:	January 23, 2007

Settlement Date:	January 26, 2007

Denominations:	$2,000 x $1,000

CUSIP:	037411AS4

Joint Book-Runners:	Banc of America Securities LLC
J.P. Morgan Securities Inc.

Co-Managers:	BMO Capital Markets Corp.
BNP Paribas Securities Corp.
Deutsche Bank Securities Inc.
Greenwich Capital Markets, Inc.
RBC Capital Markets Corporation
Wachovia Capital Markets, LLC
     The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement for this offering and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission’s website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement if you request it by calling Banc of America Securities LLC toll-free at 1-800-294-1322 or J.P. Morgan Securities Inc. collect at 212-834-4533.

EXHIBIT A-1-1

EXHIBIT A-2
PRICING TERM SHEET

Issuer:	Apache Corporation

Expected Ratings:
A3(Moody’s); A- (S&P); A (Fitch) None of these securities ratings is a recommendation to buy, sell or hold these securities. Each rating may be subject to revision or withdrawal at any time, and should be evaluated independently of any other rating.

Issue of Securities:	6.000% Notes due 2037

Principal Amount:	$1,000,000,000

Coupon:	6.000%

Interest Payment Dates:	Semi-annually on January 15 and July 15, commencing on July 15, 2007

Maturity:	January 15, 2037

Treasury Benchmark:	4.500% due February 15, 2036

U.S. Treasury Yield:	4.901%

Spread to Treasury:	1.150%

Re-offer Yield:	6.051%

Initial Price to Public:	Per Note: 99.301%; Total: $993,010,000

Optional Redemption:
The notes will be redeemable, at the option of Apache Corporation, at any time, in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted, on a semi-annual basis, at the treasury yield plus 20 basis points, plus accrued interest to the date of redemption.

Make-Whole Premium:	T + 20 basis points

Trade Date:	January 23, 2007

Settlement Date:	January 26, 2007

Denominations:	$2,000 x $1,000

CUSIP:	037411AR6

Joint Book-Runners:	Banc of America Securities LLC
J.P. Morgan Securities Inc.

Co-Managers:	BMO Capital Markets Corp.
BNP Paribas Securities Corp.
Deutsche Bank Securities Inc.
Greenwich Capital Markets, Inc.
RBC Capital Markets Corporation
Wachovia Capital Markets, LLC
     The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement for this offering and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission’s website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement if you request it by calling Banc of America Securities LLC toll-free at 1-800-294-1322 or J.P. Morgan Securities Inc. collect at 212-834-4533.

EXHIBIT A-2-1